Exhibit 99.2

HV BANCORP, INC. AND SUBSIDIARY

Unaudited Consolidated Statements of Financial Condition as of March 31, 2023 and December 31, 2022 (Dollars in thousands, except share and per share data)

	At March 31, 2023	At December 31, 2022
Assets
Cash and due from banks	$4,367	$4,348
Non interest-earning deposits with banks	1,205	1,050
Interest-earning deposits with banks	12,280	6,971
Federal funds sold	3,335	3,911

Cash and cash equivalents	21,187	16,280
Investment securities available-for-sale, at fair value	55,357	55,664
Investment securities held-to-maturity, at amortized cost, net allowance for credit losses of $31 at March 31, 2023	29,580	29,771
Equity securities	500	500
Loans held-for-sale, at fair value	3,091	15,239
Loans receivable, net of allowance for credit losses of $3,330 at March 31, 2023 and $3,587 at December 31, 2022	487,002	468,955
Bank-owned life insurance	10,329	10,263
Restricted investment in bank stock	2,363	2,052
Premises and equipment, net	2,472	2,602
Operating lease right-of-use assets	7,632	7,841
Accrued interest receivable	2,643	2,473
Mortgage banking derivatives	451	612
Mortgage servicing rights	208	202
Other real estate owned	59	59
Other assets	2,661	3,244

Total Assets	$625,535	$615,757

Liabilities and Shareholders’ Equity
Liabilities
Deposits	$522,142	$525,238
Advances from the Federal Home Loan Bank	36,633	26,593
Subordinated debt	9,997	9,997
Operating lease liabilities	8,028	8,234
Advances from borrowers for taxes and insurance	361	503
Other liabilities	5,005	3,099

Total Liabilities	582,166	573,664

Shareholders’ Equity
Preferred Stock, $0.01 par value, 2,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common Stock, $0.01 par value, 20,000,000 shares authorized; 2,356,325 and 2,361,325 shares issued as of March 31, 2023 and December 31, 2022, respectively; 2,237,213 and 2,242,421 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	23	23
Treasury Stock, at cost (119,112 shares at March 31, 2023 and 118,904 December 31, 2022)	(1,861)	(1,855)
Additional paid-in capital	22,119	22,011
Retained earnings	27,833	27,023
Accumulated other comprehensive loss	(2,902)	(3,266)
Unearned Employee Stock Option Plan	(1,843)	(1,843)

Total Shareholders’ Equity	43,369	42,093

Total Liabilities and Shareholders’ Equity	$625,535	$615,757

See Notes to the Unaudited Consolidated Financial Statements

HV BANCORP, INC. AND SUBSIDIARY

Unaudited Consolidated Statements of Income for the Three Months Ended March 31, 2023 and 2022 (Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2023	2022
Interest Income
Interest and fees on loans	$7,314	$3,835
Interest and dividends on investments:
Taxable	456	199
Nontaxable	29	26
Interest on mortgage-backed securities and collateralized mortgage obligations	78	51
Interest on interest-earning deposits and federal funds sold	194	58

Total Interest Income	8,071	4,169

Interest Expense
Interest on deposits	2,444	323
Interest on advances from the Federal Home Loan Bank	172	97
Interest on advances from the Federal Reserve’s Paycheck Protection Program liquidity facility (“PPPLF”)	—	1
Interest on subordinated debt	113	113

Total Interest Expense	2,729	534

Net interest income	5,342	3,635
Provision for credit losses	25	113

Net interest income after provision for credit losses	5,317	3,522

Non-Interest Income
Fees for customer services	207	202
Increase in cash surrender value of bank-owned life insurance	66	36
Gain on sale of loans, net	958	2,357
Gain on sale of mortgage servicing rights, net	—	1,029
Loss from derivative instruments, net	(169)	(52)
Change in fair value of loans held-for-sale	(239)	(720)
Other	412	291

Total Non-Interest Income	1,235	3,143

Non-Interest Expense
Salaries and employee benefits	3,662	3,741
Occupancy	557	587
Federal deposit insurance premiums	172	128
Data processing related operations	296	349
Professional fees	203	321
Merger expenses	191	—
Other expenses	605	808

Total Non-Interest Expense	5,686	5,934

Income before income taxes	866	731
Income Tax Expense	258	130

Net Income	$608	$601

Net Income per share:
Basic	$0.30	$0.30

Diluted	$0.28	$0.29

See Notes to the Unaudited Consolidated Financial Statements

HV BANCORP, INC. AND SUBSIDIARY

Unaudited Consolidated Statements of Comprehensive Income (Loss) for the Three Months Ended March 31, 2023 and 2022 (Dollars in thousands)

	For the Three Months Ended March 31,
	2023	2022
Comprehensive Income (Loss), Net of Taxes
Net Income	$608	$601
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities (pre-tax $517 and ($2,545), respectively)	215	(1,794)
Accretion of discount on securities transferred to held-to-maturity	149	—

Other comprehensive income (loss)	364	(1,794)

Comprehensive Income (Loss)	$972	$(1,193)

See Notes to the Unaudited Consolidated Financial Statements

HV BANCORP, INC. AND SUBSIDIARY

Unaudited Consolidated Statements of Changes in Shareholders’ Equity for the Three Months Ended March 31, 2023 and 2022 (Dollars in thousands, except share data)

	Common Stock Shares	Common Stock Amount	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Unearned ESOP Shares	Total
Balance, January 1, 2023	2,242,421	$23	$(1,855)	$22,011	$27,023	$(3,266)	$(1,843)	$42,093

Cumulative effect of adoption of ASU 2016-13	—	—	—	—	202	—	—	202
Treasury stock purchased	(208)	—	(6)	—	—	—	—	(6)
Stock option expense	—	—	—	16	—	—	—	16
Restricted stock expense	—	—	—	92	—	—	—	92
Net income	—	—	—	—	608	—	—	608
Other comprehensive income	—	—	—	—	—	364	—	364
Restricted stock forfeited	(5,000)	—	—	—	—	—	—	—

Balance, March 31, 2023	2,237,213	$23	$(1,861)	$22,119	$27,833	$(2,902)	$(1,843)	$43,369

	Common Stock Shares	Common Stock Amount	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Unearned ESOP Shares	Total
Balance, January 1, 2022	2,170,397	$23	$(1,483)	$21,324	$24,793	$(148)	$(1,873)	$42,636
ESOP shares committed to be released	—	—	—	16	—	—	30	46
Treasury stock purchased	(6,898)	—	(147)	—	—	—	—	(147)
Stock option exercise	1,400	—	—	21	—	—	—	21
Stock option expense	—	—	—	14	—	—	—	14
Restricted stock expense	—	—	—	45	—	—	—	45
Net income	—	—	—	—	601	—	—	601
Other comprehensive loss	—	—	—	—	—	(1,794)	—	(1,794)

Balance, March 31, 2022	2,164,899	$23	$(1,630)	$21,420	$25,394	$(1,942)	$(1,843)	$41,422

See Notes to the Unaudited Consolidated Financial Statements

HV BANCORP, INC. AND SUBSIDIARY

Unaudited Consolidated Statements of Cash Flows (Dollars in thousands)

Three Ended March 31,	2023	2022
Cash Flows from Operating Activities
Net income	$608	$601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	144	187
Accretion of net deferred loan fees	(194)	(441)
Amortization of net securities premiums	64	53
Amortization of operating lease right-of-use assets	209	205
Amortization of advances from Federal Home Loan Bank premium	40	40
Loss from derivative instruments, net	169	52
Provision for credit losses	25	113
Deferred income taxes	(26)	(124)
Earnings on bank-owned life insurance	(66)	(36)
Gain on settlement of bank-owned life insurance	—	(209)
Gain on sale of mortgage servicing rights, net	—	1,029
Stock based compensation expense	108	59
ESOP compensation expense	—	46
Loans held for sale:
Originations, net of prepayments	(37,979)	(77,135)
Proceeds from sales	50,846	105,868
Gain on sales	(958)	(2,357)
Change in fair value of loans held for sale	239	720
Changes in assets which provided by (used in) cash:
Accrued interest receivable	(170)	(120)
Other assets	439	1,371
Increase (decrease) in other liabilities	1,905	(1,155)

Net cash provided by operating activities	15,403	28,767

Cash Flows from Investing Activities
Net (increase) decrease in loans receivable	(17,878)	1,739
Activity in available-for-sale securities:
Maturities and repayments	760	1,206
Purchases	—	(30,860)
Activity in held-to-maturity securities:
Maturities and repayments	191	—
Proceeds from settlement of bank-owned life insurance	—	880
Purchases of restricted investment in bank stock	(1,016)	(282)
Redemption of restricted investment in bank stock	705	222
Purchases of premises and equipment	(14)	(23)

Net cash used in investing activities	(17,252)	(27,118)

Cash Flows from Financing Activities
Net (decrease) increase in deposits	(3,096)	2,045
Net decrease in advances from borrowers for taxes and insurance	(142)	(393)
Net increase in short-term borrowing from Federal Home Loan Bank	10,000	—
Repayment of borrowings from the Federal Reserve’s PPPLF	—	(2,870)
Proceeds from stock option exercise	—	21
Purchase of treasury stock	(6)	(147)

Net cash provided by (used in) financing activities	6,756	(1,344)

Increase in Cash and Cash Equivalents	4,907	305
Cash and Cash Equivalents, beginning of year	16,280	120,788

Cash and Cash Equivalents, end of year	$21,187	$121,093

Supplementary Disclosure of Cash Flow Information
Cash paid during the year of interest	$2,753	$440

Cash paid during the year for income taxes	$—	$137

See Notes to Unaudited Consolidated Financial Statements

HV BANCORP, INC. AND SUBSIDIARY

Notes to Unaudited Consolidated Financial Statements

1. ORGANIZATION, BASIS OF PRESENTATION and RECENT ACCOUNTING PRONOUNCEMENTS

Organization

HV Bancorp, Inc., a Pennsylvania Corporation (the “Company”), is the holding company of Huntingdon Valley Bank (the “Bank”) and was formed in connection with the conversion of the Bank from the mutual to the stock form of organization. On January 11, 2017, the mutual to stock conversion of the Bank was completed and the Company became the parent holding company for the Bank. Shares of the Company began trading on the Nasdaq Capital Market on January 12, 2017. The Company is subject to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Bank”).

The Bank is a stock savings bank organized under the laws of the Commonwealth of Pennsylvania and is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation (“FDIC”) and the Pennsylvania Department of Banking and Securities (“PADOBS”). The Bank was organized in 1871, and currently provides residential and commercial loans to its general service area (Montgomery, Bucks and Philadelphia Counties of Pennsylvania, Burlington County, New Jersey and New Castle County, Delaware) as well as offering a wide variety of savings, checking and certificate of deposit accounts to its retail and business customers. In November 2020, the Bank formed a wholly-owned subsidiary, HVB Investment Management Inc., under the laws of the state of Delaware, as an investment company subsidiary to hold and manage certain investments. HVB Investment Management Inc., became operational in January 2021.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) for interim information and with the instructions to the Quarterly Report on Form 10-Q, as applicable to a smaller reporting company. Accordingly, they do not include all the information and footnotes required by US GAAP for complete financial statements.

The financial statements are unaudited; but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The balances as of December 31, 2022 have been derived from the audited consolidated financial statements. These financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto contained in the Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on March 30, 2023. The results of operations for the three months ended March 31, 2023 are not necessarily indicative of the results that may be expected for the year-ending December 31, 2023 or any other period.

The Company has evaluated subsequent events through the date of issuance of the financial statements included herein.

Principles of Consolidation

The unaudited interim consolidated financial statements include accounts of the Company and its wholly-owned subsidiary, the Bank. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the Statement of Financial Condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses (“ACL”), interest rate lock commitments (“IRLCs”), mandatory sales commitments, the valuation of mortgage loans held-for-sale and the valuation of deferred tax assets.

Recent Accounting Pronouncements

In January 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, March 2020, to provide temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate. Entities can elect not to apply certain modification accounting requirements to contracts affected by what the guidance calls “reference rate reform” if certain criteria are met. An entity that makes this election would not have to remeasure the contracts at the modification date or reassess a previous accounting determination. Also, entities can elect various optional expedients that would allow them to continue applying hedge accounting for hedging relationships affected by reference rate reform if certain criteria are met, and can make a one-time election to sell and/or reclassify held-to-maturity debt securities that reference an interest rate affected by reference rate reform. The amendments in this ASU are effective for all entities upon issuance through December 31, 2022. In December 2022, the FASB issued ASU 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, which extends the sunset (or expiration) date of Accounting Standards Codification (ASC) Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. ASU 2022-06 is effective for all reporting entities immediately upon issuance and must be applied on a prospective basis. The Company anticipates that adoption of the ASU will not have a material impact on the Company’s consolidated financial statements.

Adoption of New Accounting Standards in 2023

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and subsequent related updates. This ASU replaces the incurred loss methodology for recognizing credit losses and requires businesses and other organizations to measure the current expected credit losses (“CECL”) on financial assets measured at amortized cost, including loans and held-to-maturity securities, net investments in leases, off-balance sheet credit exposures such as unfunded commitments, and other financial instruments. In addition, ASC 326 requires credit losses on available-for-sale debt securities to be presented as an allowance rather than as a write-down when management does not intend to sell or believes that it is not more likely than not they will be required to sell. This guidance became effective on January 1, 2023 for the Company. The results reported for periods beginning after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable accounting standards.

The Company adopted this guidance, and subsequent related updates, using the modified retrospective approach for all financial assets measured at amortized cost, including loans and held-to-maturity debt securities, available-for-sale debt securities and unfunded commitments. On January 1, 2023, the Company recorded a cumulative effect of a net increase to retained earnings of $202,000, net of tax, of which $301,000 related a decrease in loans, and $46,000 increase related to held-to-maturity debt securities.

The Company adopted the provisions of ASC 326 related to presenting other-than-temporary impairment on available-for sale debt securities prior to January 1, 2023 using the prospective transition approach, though no such charges had been recorded on the securities held by the Company as of the date of adoption.

The following table reflects the impact of the adoption of ASU 2016-13 as of January 1, 2023:

	January 1, 2023
(Dollars in thousands)	Pre-adoption	Adoption Impact	As reported
Assets:
ACL on debt securities held-to-maturity:
Corporate noted	$—	$27	27
Municipal securities	—	19	19
ACL on loans:
One-to-four family	468	19	487
Home equity and HELOCs	6	(1)	5
Commercial:
Commercial real estate	1,283	(251)	1,032
Commercial business	703	173	876
SBA PPP loans	—	—	—
Main Street Lending Program	27	(16)	11
Construction	754	(217)	537
Consumer:
Medical education	325	4	329
Other	21	(12)	9

	$3,587	$(255)	$3,332

Concurrently, on January 1, 2023, the Company adopted ASU 2022-02, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures”, the effective date of the guidance, on a prospective basis. ASU 2022-02 eliminated the accounting guidance for TDRs by creditors, while enhancing disclosure requirements for certain loan refinancing and restructuring activities by creditors when a borrower is experiencing financial difficulty. Specifically, rather than applying TDR recognition and measurement guidance, creditors will determine whether a modification results in a new loan or continuation of existing loan. Additionally, ASU 2022-02 requires an entity to disclose current-period gross write-offs by year of origination for financing receivables within the scope of Subtopic 326-20, Financial Instruments—Credit Losses—Measured at Amortized Cost. ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

Investment Securities

Management determines the appropriate classification of securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Securities that management has both the positive intent and ability to hold to maturity are classified as securities held-to-maturity and are carried at cost, adjusted for amortization of premium or accretion of discount using the interest method.

Securities that may be sold prior to maturity for asset/liability management purposes, or that may be sold in response to changes in interest rates, to changes in prepayment risk, to increase regulatory capital or other similar factors, are classified as securities available-for-sale and carried at fair value with any adjustments to fair value, after tax, reported as a separate component of shareholders’ equity.

Interest and dividends on securities, including the amortization of premiums and the accretion of discounts, are reported in interest and dividends on securities using the interest method. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are calculated using the specific-identification method.

ACL – Held-to-Maturity Securities

The Company measures expected credit losses on held-to-maturity debt securities, which are comprised of U.S. governmental securities, corporate notes, residential mortgage-backed securities, residential collateralized mortgage obligations and municipal securities. The Company’s U.S. governmental securities, residential mortgage-backed securities and residential collateralized mortgage obligations securities are issued by U.S. government entities and agencies and are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses.

Accrued interest receivable on held-to-maturity debt securities totaled $125,000 at March 31, 2023 and is included in the accrued interest receivable is located on the Consolidated Statement of Financial Condition. This amount is excluded from the estimate of expected credit losses. Held-to-maturity debt securities are typically classified as nonaccrual when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about the further collectability of principal or interest. When held-to-maturity debt securities are placed on non-accrual status, unpaid interest credited to income is reversed.

ACL – Available for Sale Securities

The Company measures expected credit losses on available-for-sale debt securities when the Company does not intend to sell, or when it is not more likely than not that it will be required to sell, the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For available-for-sale debt securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, the Company considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this evaluation indicates that a credit loss exists, the present value of cash flows expected to be collected from the securities are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, equal to the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Accrued interest receivable on available-for-sale debt securities totaled $276,000 at March 31, 2023 and is included in the accrued interest receivable is located on the Consolidated Statement of Financial Condition. This amount is excluded from the estimate of expected credit losses.

The Company adopted ASU No. 2016-13 effective January 1, 2023. Financial statement amounts related to Investment Securities recorded as of December 31, 2022 and for the periods ending December 31, 2022 are presented in accordance with the accounting policies described in Note 1 in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with SEC on March 30, 2023.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Accrued interest receivable totaled $2.2 million at March 31, 2023 and was reported in accrued interest receivable on the Consolidated Statements of Financial Condition and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield in (interest income) of the related loans.

The loans receivable portfolio is segmented into Residential, Commercial, Construction and Consumer loans. Within Residential loans, the following classes exist: One-to-four family loans and home equity and home equity lines of credit (“HELOCs”). Within Commercial loans, the following classes exist: commercial real estate, commercial business, Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans and Main Street Lending Program. Within Consumer loans, the following classes exist: Medical education and other.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal.

Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, generally six months, and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

ACL - Loans

The ACL is a valuation reserve established and maintained by charges against income and is deducted from the amortized cost basis of loans to present the net amount expected to be collected on the loans. When loans, or portions thereof, are deemed uncollectible, they are charged off against the ACL and any subsequent recoveries are credited against the ACL.

The ACL is an estimate of expected credit losses, measured over the contractual life of a loan that considers our historical loss experience, current conditions and forecasts of future economic conditions. Management performs a quarterly evaluation of the adequacy of the ACL and makes adjustment when changes in the reserve are necessary.

Historical credit loss experience is the basis for the estimation of expected credit losses. We apply historical loss rates to pools of loans which the grouped by loan types of residential, commercial and consumer. After consideration of the historic loss calculation, management applies qualitative adjustments to reflect the current conditions and reasonable and supportable forecasts not already reflected in the historical loss information at the balance sheet date. Our reasonable and supportable forecast adjustment is based on economic forecasts and management judgments. The qualitative adjustments for current conditions are based upon changes in lending policies and practices, experience and ability of lending staff, quality of the Company’s loan review system, value of underlying collateral, the existence of and changes in concentrations and other external factors. These modified historical loss rates are multiplied by the outstanding principal balance of each loan to calculate a required reserve.

The Company’s medical student loan portfolio uses the Probability of Default (“PD”) and Loss Given Default Rate (“PD/LGD”) methodology. The PD and LGD model components are determined based on loss estimates driven by historical experience at the input level.

The Company has elected to exclude accrued interest receivable from the measurement of its ACL. When a loan is placed on non-accrual status, any outstanding accrued interest is reversed against interest income.

Prior to the adoption of ASU 2016-13 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Company calculated our allowance for loan losses using an incurred loan loss methodology described in Note 1 in the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023.

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures

The Company estimated expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through the provision for credit losses. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The allowance for credit losses for off-balance sheet exposures was deemed immaterial at adoption of ASC 326 and at March 31, 2023.

2. INVESTMENT SECURITIES

Post-adoption of ASC 326, investment securities available-for-sale were comprised of the following:

	March 31, 2023
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Allowance for Credit Losses	Fair Value
U.S. Governmental securities	$3,010	$—	$(102)	$—	$2,908
U.S. Treasury securities	39,870	—	(1,016)	—	38,854
Corporate notes	12,006	—	(781)	—	11,225
Collateralized mortgage obligations - agency residential	1,678	—	(43)	—	1,635
Mortgage-backed securities - agency residential	520	—	(34)	—	486
Bank CDs	249	—	—	—	249

	$57,333	$—	$(1,976)	$—	$55,357

Post adoption of ASC 326, investment securities held-to-maturity were comprised of the following:

	March 31, 2023
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses
U.S. Governmental securities	$2,193	$—	$(103)	$2,090	$—
Corporate notes	7,912	—	(664)	7,248	(14)
Collateralized mortgage obligations - agency residential	7,117	—	(394)	6,723	—
Mortgage-backed securities - agency residential	6,600	—	(457)	6,143	—
Municipal securities	5,789	16	(259)	5,546	(17)

	$29,611	$16	$(1,877)	$27,750	$(31)

In June 2022, the Company transferred approximately $30.2 million at amortized cost of available-for-sale securities to the held-to-maturity category. At March 31, 2023, there was $2.1 million in unrealized losses associated with those securities that were transferred from available-for-sale to held-to-maturity.

Pre adoption of ASC 326, investment securities available-for-sale were comprised of the following:

	December 31, 2022
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Governmental securities	$3,010	$—	$(123)	$2,887
U.S. Treasury securities	39,843	—	(1,287)	38,556
Corporate notes	12,535	—	(753)	11,782
Collateralized mortgage obligations - agency residential	1,754	—	(73)	1,681
Mortgage-backed securities - agency residential	553	—	(42)	511
Bank CDs	249	—	(2)	247

	$57,944	$—	$(2,280)	$55,664

Pre adoption of ASC 326, investment securities held-to-maturity were comprised of the following:

`	December 31, 2022
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Governmental securities	$2,218	$—	$(124)	$2,094
Corporate notes	7,857	—	(641)	7,216
Collateralized mortgage obligations - agency residential	7,236	—	(445)	6,791
Mortgage-backed securities - agency residential	6,708	—	(484)	6,224
Municipal securities	5,752	2	(416)	5,338

	$29,771	$2	$(2,110)	$27,663

The scheduled maturities of securities at March 31, 2023 were as follows:

	March 31, 2023
	Available-for-Sale		Held-to-Maturity
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in one year or less	$7,727	$7,575	$—	$—
Due from one to five years	40,442	39,258	5,715	5,246
Due from after five to ten years	7,977	7,387	8,569	8,110
Due after ten years	1,187	1,137	15,327	14,394

	$57,333	$55,357	$29,611	$27,750

Securities with a fair value of $43.2 million and $43.0 million at March 31, 2022, and December 31, 2022, respectively, were pledged to secure public deposits, increase our maximum borrowing capacity with the Federal Home Loan Bank (“FHLB”) and for other purposes as required by law.

There were no sales of available-for-sale securities for the three months ended March 31, 2023, and 2022.

The following tables summarize the unrealized loss positions of securities available-for-sale and held-to-maturity which an allowance for credit losses has not been recorded as of March 31, 2023 and December 31, 2022:

	March 31, 2023
	Less than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale:
U.S. Governmental securities	$1,964	$(46)	$944	$(56)	$2,908	$(102)
U.S. Treasury securities	14,551	(391)	24,303	(625)	38,854	(1,016)
Corporate notes	3,690	(142)	7,535	(639)	11,225	(781)
Collateralized mortgage obligations	675	(3)	960	(40)	1,635	(43)
Mortgage-backed securities	—	—	486	(34)	486	(34)

	$20,880	$(582)	$34,228	$(1,394)	$55,108	$(1,976)

Held-to-Maturity:
U.S. Governmental securities	$—	$—	$2,090	$(103)	$2,090	$(103)
Corporate notes	—	—	898	(60)	898	(60)
Collateralized mortgage obligations	1,427	(43)	5,296	(351)	6,723	(394)
Mortgage-backed securities	—	—	6,143	(457)	6,143	(457)
Municipal securities	102	(1)	—	—	102	(1)

	$1,529	$(44)	$14,427	$(971)	$15,956	$(1,015)

	December 31, 2022
	Less than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Available-for-sale:
U.S. Governmental securities	$1,953	$(57)	$934	$(66)	$2,887	$(123)
U.S. Treasury securities	38,556	(1,287)	—	—	38,556	(1,287)
Corporate notes	7,989	(394)	3,793	(359)	11,782	(753)
Collateralized mortgage obligations- agency residential	1,384	(63)	297	(10)	1,681	(73)
Mortgage-backed securities - agency residential	511	(42)	—	—	511	(42)
Bank CDs	247	(2)	—	—	247	(2)

	$50,640	$(1,845)	$5,024	$(435)	$55,664	$(2,280)

Held-to-Maturity:
U.S. Governmental securities	$—	$—	$2,094	$(124)	$2,094	$(124)
Corporate notes	2,075	(136)	5,141	(505)	7,216	(641)
Collateralized mortgage obligations - agency residential	2,866	(134)	3,925	(311)	6,791	(445)
Mortgage-backed securities- agency residential	787	(56)	5,437	(428)	6,224	(484)
Municipal securities	1,795	(170)	3,022	(246)	4,817	(416)

	$7,523	$(496)	$19,619	$(1,614)	$27,142	$(2,110)

At March 31, 2023, the fair value of held-to-maturity securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $16.0 million, including unrealized losses of $1.0 million. These holdings were comprised of three governmental agency securities, twelve federal agency mortgage-backed securities and fourteen federal agency collateralized mortgage obligations, which are U.S. government entities and agencies and are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses as well as one corporate note investment graded and one municipal security investment graded. The Company does not intend to sell the securities in an unrealized loss position and is unlikely to be required to sell these securities before a recovery of fair value, which may be maturity. The Company concluded that the decline in the value of these securities was not indicative of a credit loss and did not any recognize any credit losses on these held-to-maturity debt securities for the three months ended March 31, 2023 or other-than-temporary impairment charges for the three months ended March 31, 2022.

At March 31, 2023, the fair value of available-for-sale securities in an unrealized loss position for which an allowance for credit losses has not been recorded was $55.1 million, including unrealized losses of $2.0 million. These holdings were comprised of eight U.S Treasury securities, four U.S. governmental securities, two federal agency mortgage-backed securities and four federal agency collateralized mortgage obligations securities which are U.S. government entities and agencies and are either explicitly or implicitly guaranteed by the U.S. government, are highly rated by major rating agencies and have a long history of no credit losses and fifteen of the seventeen corporate notes are investment graded. The Company does not have the intent to sell the securities in an unrealized loss position and is unlikely to be required to sell these securities before a recovery of fair value, which may be maturity. The Company concluded that the decline in fair value of these securities was not indicative of a credit loss and did not recognize any credit losses on these available-for-sale debt securities for the three months ended March 31, 2023 or other-than-temporary impairment charges for the three months ended March 31, 2022.

The table below presents a roll forward by security type for the three months ended March 31, 2023 of the allowance for credit losses on securities held-to-maturity:

Three months ended March 31, 2023	Corporate notes	Municipal
Held-to-Maturity Securities
Beginning balance	$—	$—
Adjustment to initially apply ASU No. 2016-13 for CECL	27	19
Addition for securities for which no previous expected credit losses were recognized	—	—
Change in securities for which a previous expected credit loss was recognized	(13)	(2)

Ending Balance	$14	$17

At March 31, 2023, the fair value of held-to-maturity securities in an unrealized loss position for which an allowance for credit losses has been recorded was $11.3 million, including unrealized losses of $862,000, and allowance for credit losses of $31,000. These holdings were comprised of ten investment grade municipal bonds and eleven corporate notes of which nine are investment graded which fluctuate in value based on changes in market conditions. For these securities, fluctuations were primarily due to changes in the interest rate environment. The Company does not have the intent to sell these securities and it is not likely that it will be required to sell the securities before their anticipated recovery. The underlying issuers continue to make timely principal and interest payments on the securities.

The following table summarizes the amortized cost of debt securities held-to-maturity at March 31, 2023, aggregated by credit quality indicator:

(Dollars in thousands)	U.S. Governmental securities	Corporate notes	Collateralized mortgage obligations	Mortgage-backed securities	Municipal securities
Held-to-Maturity:
Credit Rating:
AAA/AA/A	$2,193	$4,785	$7,117	$6,600	$5,789
BBB/BB/B	—	1,729	—	—	—
Lower than B	—	—	—	—	—
Not rated	—	1,398	—	—	—

	$2,193	$7,912	$7,117	$6,600	$5,789

There were no held-to-maturity securities on non-accrual status or past due over 90 days still accruing interest as of March 31, 2023.

3. EQUITY SECURITIES

The Company maintains an equity security portfolio that consists of $500,000 at March 31, 2023, and December 31, 2022. As of March 31, 2023 and December 31, 2022 the Company determined that the equity investment did not have a readily determinable fair value measure and is carrying the equity investment at cost, less impairment, adjusted for changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

The following table presents the carrying amount of the Company’s equity investment at March 31, 2023, and December 31, 2022

	March 31, 2023
(dollars in thousands)	Year-to-date	Life-to-date
Amortized cost	$500	$500
Impairment	—	—
Observable price changes	—	—

Carrying value	$500	$500

	December 31, 2022
(dollars in thousands)	Year-to-date	Life-to-date
Amortized cost	$500	$500
Impairment	—	—
Observable price changes	—	—

Carrying value	$500	$500

At March 31, 2023 and December 31, 2022, the Company performed a qualitative assessment considering impairment indictors to evaluate whether the investment was impaired and determined the investment was not impaired.

4. LOANS RECEIVABLE

Loans receivable were comprised of the following:

(Dollars in thousands)	March 31, 2023	December 31, 2022
Residential:
One-to-four family	$155,144	$154,953
Home equity and HELOCs	2,206	2,293
Commercial:
Commercial real estate	197,414	185,811
Commercial business	53,320	54,464
SBA PPP loans	298	472
Main Street Lending Program	1,564	1,564
Construction	76,528	69,195
Consumer:
Medical education	3,675	3,695
Other	448	376

	490,597	472,823

Unearned discounts, origination and commitment fees and costs	(265)	(281)
Allowance for credit losses	(3,330)	(3,587)

	$487,002	$468,955

In November 2017, the Bank entered into a loan purchase agreement with a broker to purchase a portfolio of private education loans made to American citizens attending American Medical Association (“AMA”) approved medical schools in Caribbean Nations. The broker serves as a lender, holder, program designer and developer, administrator, and secondary market for the loan portfolios they generate. At March 31, 2023, the balance of the private education loans was $3.7 million. The private student loans were made following a proven credit criteria and were underwritten in accordance with the Bank’s policies. At March 31, 2023, there was one loan with a total balance of approximately $41,000 past due 90 days or more.

Overdraft deposits are reclassified as other consumer and are included in the total loans on the statements of financial condition. Overdrafts were $24,000 and $67,000 at March 31, 2023, and December 31, 2022 respectively. Included in the other consumer at March 31, 2023 and December 31, 2022, was $424,000 and $309,000 related to other consumer loans offered to customers to assist with funeral expenses.

Allowance for Credit Losses for Loans

The following tables summarize the activity in the allowance for credit losses for loans by loan class for the three months ended March 31, 2023 and 2022:

Provision for Credit Losses	For the three months ended March 31, 2023
(Dollars in thousands)	Beginning Balance	Impact of adopting ASU 326	Charge- offs	Recoveries	(Credit) Provisions	Ending Balance
Residential:
One-to-four family	$468	$19	$—	$—	$(6)	$481
Home equity and HELOCs	6	(1)	—	—	—	5
Commercial:
Commercial real estate	1,283	(251)	—	—	49	1,081
Commercial business	703	173		—	(41)	835
SBA PPP loans	—	—	—	—	—	—
Main Street Lending Program	27	(16)	—	—	—	11
Construction	754	(217)	—	—	48	585
Consumer:
Medical education	325	4	—	4	(12)	321
Other	21	(12)	—	—	2	11

	$3,587	$(301)	$—	$4	$40	$3,330

Allowance for Loan Losses	For the three months ended March 31, 2022
(Dollars in thousands)	Beginning Balance	Charge- offs	Recoveries	(Credit) Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Residential:
One-to-four family	$322	$—	$—	$23	$345	$—	$345
Home equity and HELOCs	8	—	—	(1)	7	—	7
Commercial:
Commercial real estate	819	—	—	(46)	773	—	773
Commercial business	341	—	—	96	437	—	437
SBA PPP loans	—	—	—	—	—
Main Street Lending Program	27	—	—	—	27	—	27
Construction	460	—	—	35	495	—	495
Consumer:
Medical education	391	(36)	1	6	362	—	362
Other	—	—	—	—	—	—	—

	$2,368	$(36)	$1	$113	$2,446	$—	$2,446

The following presents, by loan class, the balance in the allowance for credit losses for loans on the basis of whether the loan was measured for credit loss as a pooled loan or if it was individually analyzed for a reserve at March 31, 2023:

	March 31, 2023
	Allowance for credit losses for loans			Loans Receivable
(Dollars in thousands)	Ending Balance: Individually Analyzed	Ending Balance: Pooled	Total Ending Balance	Ending Balance: Individually Analyzed	Ending Balance: Pooled	Total Ending Balance
Residential
One-to-four family	$—	$481	$481	$1,762	$153,382	$155,144
Home equity and HELOCs	—	5	5	95	2,111	2,206
Commercial
Commercial real estate	—	1,081	1,081	1,581	195,833	197,414
Commercial business	—	835	835	2,026	51,294	53,320
SBA PPP loans	—	—	—	—	298	298
Main Street Lending Program	—	11	11	—	1,564	1,564
Construction	—	585	585	—	76,528	76,528
Consumer:
Medical education	129	192	321	1,289	2,386	3,675
Other	—	11	11	10	448	448

	$129	$3,201	$3,330	$6,763	$483,844	$490,597

The following tables summarize information with respect to the recorded investment in loans receivable by loan class as of December 31, 2022:

December 31, 2022
Loans Receivable
(Dollars in thousands)	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment
Residential
One-to-four family	$154,953	$1,885	$153,068
Home equity and HELOCs	2,293	62	2,231
Commercial
Commercial real estate	185,811	113	185,698
Commercial business	54,464	38	54,426
SBA PPP loans	472	—	472
Main Street Lending Program	1,564	—	1,564
Construction	69,195	—	69,195
Consumer:
Medical education	3,695	—	3,695
Other	376	—	376

	$472,823	$2,098	$470,725

Credit Quality Indicators

Credit quality risk ratings include regulatory classifications of Special Mention, Substandard, Doubtful and Loss. Loans classified as Special Mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of prospects for repayment. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as doubtful have all the weaknesses inherent in loans classified as substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass. Included in the non-performing medical education loans are non-accrual loans that have been brought current through a status change to deferred status. The deferred status generally means the student is in medical residency. Generally, the loan may be restored to accrual status when the obligation is in accordance with the contractual terms for a reasonable period of time, generally six months.

The following table present by class, the recorded investment in loans receivable by loan class by credit quality indicator and current period gross charge-offs at March 31, 2023 under ASC 326:

March 31, 2023	Term Loans Amortized Costs Basis by Origination Year
(Dollars in thousands)	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Total
Residential:
One-to-four family
Pass	$1,814	$67,677	$16,453	$12,535	$8,023	$46,880	$—	$153,382
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	982	—	—	780	—	1,762

Total One-to-four family	$1,814	$67,677	$17,435	$12,535	$8,023	$47,660	$—	$155,144

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Home equity and HELOCS
Pass	$—	$—	$—	$—	$—	$38	$2,073	$2,111
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	34	61	95

Total Home equity and HELOCS	$—	$—	$—	$—	$—	$72	$2,134	$2,206

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial:
Commercial Real Estate
Pass	$16,038	$88,169	$33,685	$22,502	$13,833	$4,889	$16,717	$195,833
Special Mention	—	—	—	437	862	171	—	1,470
Substandard	—	—	—	—	—	111	—	111

Total Commercial Real Estate	$16,038	$88,169	$33,685	$22,939	$14,695	$5,171	$16,717	$197,414

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial Business
Pass	$—	$10,832	$2,389	$632	$311	$—	$37,130	$51,294
Special Mention	—	—	—	—	—	—	2,000	2,000
Substandard	—	—	—	—	—	26	—	26

Total Commercial Business	$—	$10,832	$2,389	$632	$311	$26	$39,130	$53,320

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
SBA PPP loans
Pass	$—	$—	$298	$—	$—	$—	$—	$298
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—

Total SBA PPP loans	$—	$—	$298	$—	$—	$—	$—	$298

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Main Street Lending Program
Pass	$—	$—	$—	$1,564	$—	$—	$—	$1,564
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—

Total Main Street Lending Program	$—	$—	$—	$1,564	$—	$—	$—	$1,564

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Construction
Pass	$1,443	$34,377	$37,632	$—	$—	$—	$3,076	$76,528
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—

Total Construction	$1,443	$34,377	$37,632	$—	$—	$—	$3,076	$76,528

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Consumer:
Medical Education
Pass	$—	$—	$—	$—	$—	$2,386	$—	$2,386
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	40	1,249	—	1,289

Total Medical Education	$—	$—	$—	$—	$40	$3,635	$—	$3,675

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Other
Pass	$226	$212	$—	$—	$—	$—	$—	$438
Special Mention	—	—	—	—	—	—	—	—
Substandard	—	10	—	—	—	—	—	10

Total Other	$226	$222	$—	$—	$—	$—	$—	$448

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Total
Pass	$19,521	$201,267	$90,457	$37,233	$22,167	$54,193	$58,996	$483,834
Special Mention	—	—	—	437	862	171	2,000	3,470
Substandard	—	10	982	—	—	2,240	61	3,293

Total	$19,521	$201,277	$91,439	$37,670	$23,029	$56,604	$61,057	$490,597

Total Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

The Company had no revolving loans which were converted to term loans included within recorded investment in loans receivable at March 31, 2023. The Company had no loans with a risk rating of Doubtful included within recorded investment in loans receivable at March 31, 2023.

The following table present by class, the recorded investment in loans receivable by loan class by credit quality indicator and current period gross charge-offs at March 31, 2023 under ASC 326:

March 31, 2023	Term Loans Amortized Costs Basis by Origination Year
(Dollars in thousands)	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Total
Residential:
One-to-four family
Payment Performance
Performing	$1,814	$67,677	$16,453	$12,535	$8,023	$46,880	$—	$153,382
Non-performing	—	—	982	—	—	780	—	1,762

Total One-to-four family	$1,814	$67,677	$17,435	$12,535	$8,023	$47,660	$—	$155,144

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Home equity and HELOCS
Payment Performance
Performing	$—	$—	$—	$—	$—	$38	$2,073	$2,111
Non-performing	—	—	—	—	—	34	61	95

Total Home equity and HELOCS	$—	$—	$—	$—	$—	$72	$2,134	$2,206

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial:
Commercial Real Estate
Payment Performance
Performing	$16,038	$88,169	$33,685	$22,939	$14,695	$5,171	$16,717	$197,414
Non-performing	—	—	—	—	—	—	—	—

Total Commercial Real Estate	$16,038	$88,169	$33,685	$22,939	$14,695	$5,171	$16,717	$197,414

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial Business
Payment Performance
Performing	$—	$10,832	$2,389	$632	$311	$26	$39,130	$53,320
Non-performing	—	—	—	—	—	—	—	—

Total Commercial Business	$—	$10,832	$2,389	$632	$311	$26	$39,130	$53,320

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
SBA PPP loans
Payment Performance
Performing	$—	$—	$298	$—	$—	$—	$—	$298
Non-performing	—	—	—	—	—	—	—	—

Total SBA PPP loans	$—	$—	$298	$—	$—	$—	$—	$298

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Main Street Lending Program
Payment Performance
Performing	$—	$—	$—	$1,564	$—	$—	$—	$1,564
Non-performing	—	—	—	—	—	—	—	—

Total Main Street Lending Program	$—	$—	$—	$1,564	$—	$—	$—	$1,564

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Construction
Payment Performance
Performing	$1,443	$34,377	$37,632	$—	$—	$—	$3,076	$76,528
Non-performing	—	—	—	—	—	—	—	—

Total Construction	$1,443	$34,377	$37,632	$—	$—	$—	$3,076	$76,528

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Consumer:
Medical Education
Payment Performance
Performing	$—	$—	$—	$—	$—	$2,386	$—	$2,386
Non-performing	—	—	—	—	40	1,249	—	1,289

Total Medical Education	$—	$—	$—	$—	$40	$3,635	$—	$3,675

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Other
Payment Performance
Performing	$226	$212	$—	$—	$—	$—	$—	$438
Non-performing	—	10	—	—	—	—	—	10

Total Other	$226	$222	$—	$—	$—	$—	$—	$448

Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Total
Payment Performance
Performing	$19,521	$201,267	$90,457	$37,670	$23,029	$54,501	$60,996	$487,441
Non-performing	—	10	982	—	—	2,103	61	3,156

Total	$19,521	$201,277	$91,439	$37,670	$23,029	$56,604	$61,057	$490,597

Total Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

The Company had no revolving loans which were converted to term loans included within recorded investment in loans receivable at March 31, 2023.

The following tables summarize the aggregate Pass and criticized categories of Special Mention, Substandard and Doubtful within the Company’s internal risk rating system as of December 31, 2022:

	December 31, 2022
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
Residential:
One-to-four family	$153,068	$—	$1,885	$—	$154,953
Home equity and HELOCs	2,231	—	62	—	2,293
Commercial:
Commercial real estate	184,214	1,484	113	—	185,811
Commercial business	54,426	—	38	—	54,464
SBA PPP Loans	472	—	—	—	472
Main Street Lending Program	1,564	—	—	—	1,564
Construction	69,195	—	—	—	69,195
Consumer:
Medical education	2,616	—	1,079	—	3,695
Other	376	—	—	—	376

	$468,162	$1,484	$3,177	$—	$472,823

The following table presents non-accrual loans by classes of the loan portfolio as of March 31, 2023 and December 31, 2022:

(Dollars in thousands)	March 31, 2023	December 31, 2022
Residential:
One-to-four family	$1,762	$1,885
Home equity and HELOCs	95	62
Commercial:
Commercial real estate	—	—
Commercial business	—	—
SBA PPP loans	—	—
Main Street Lending Program	—	—
Construction	—	—
Consumer:
Medical education	1,289	1,079
Other	10	—

	3,156	3,026

The following table presents the amortized cost basis of loans on non-accrual status as of March 31, 2023:

	March 31, 2023
	Non-accrual Loans
(Dollars in thousands)	With a Related Allowance for Credit Losses	Without Related Allowance for Credit Losses	Total
Residential:
One-to-four family	$—	$1,762	$1,762
Home equity and HELOCs	—	95	95
Commercial:
Commercial real estate	—	—	—
Commercial business	—	—	—
SBA PPP loans	—	—	—
Main Street Lending Program	—	—	—
Construction	—	—	—
Consumer:
Medical education	1,289	—	1,289
Other	—	10	10

	$1,289	$1,867	$3,156

The following table presents, by the segments of the loan portfolio, the amortized cost basis of collateral-dependent non-accrual loans and type of collateral as of March 31, 2023:

March 31, 2023
(Dollars in thousands)	Real Estate
Residential:
One-to-four family	$1,762
Home equity and HELOCs	95
Commercial:
Commercial real estate	—
Commercial business	—
SBA PPP loans	—
Main Street Lending Program	—
Construction	—
Consumer:
Medical education (1)	—
Other	—

$1,857

The following tables present the segments of the loan portfolio summarized by aging categories as of March 31, 2023, and December 31, 2022:

	March 31, 2023
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Loans Receivable >90 Days and Accruing
Residential:
One-to-four family	$971	$990	$1,251	$3,212	$151,932	$155,144	$—
Home equity and HELOCs	—	—	—	34	2,172	2,206	—
Commercial:
Commercial real estate	—	—	—	—	197,414	197,414	—
Commercial business	—	—	—	—	53,320	53,320	—
SBA PPP loans	—	—	—	—	298	298	—
Main Street Lending Program	—	—	—	—	1,564	1,564	—
Construction	—	—	—	—	76,528	76,528	—
Consumer:
Medical education	332	—	41	373	3,302	3,675	—
Other	—	—	10	10	438	448	—

	$1,303	$990	$1,302	$3,629	$486,968	$490,597	$—

	December 31, 2022
(Dollars in thousands)	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Loans Receivable >90 Days and Accruing
Residential:
One-to-four family	$760	$166	$1,262	$2,188	$152,765	$154,953	$—
Home equity and HELOCs	22	—	—	22	2,271	2,293	—
Commercial:
Commercial real estate	—	—	—	—	185,811	185,811	—
Commercial business	—	—	—	—	54,464	54,464	—
SBA PPP loans	18	—	—	18	454	472	—
Main Street Lending Program	—	—	—	—	1,564	1,564	—
Construction	—	—	—	—	69,195	69,195	—
Consumer:
Medical education	381	149	514	1,044	2,651	3,695	—
Other	—	—	—	—	376	376	—

	$1,181	$315	$1,776	$3,272	$469,551	$472,823	$—

Troubled Debt Restructuring (“TDR”)

Prior to the Company’s adoption of ASU 2022-02, Financial Instruments - Credit Losses (Topic 326) - Troubled Debt Restructurings and Vintage Disclosures on January 1, 2023, the Company may grant a concession or modification for economic or legal reasons related to a borrower’s financial condition that it would not otherwise consider resulting in a modified loan that is then identified as a TDR. The Company may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers’ operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs were considered impaired loans for purposes of calculating the Company’s provision for credit losses for loan. TDRs are restored to accrual status when the obligation is brought current, has performed in accordance with the modified contractual terms for a reasonable period of time, generally six months, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

As of December 31, 2022, the Company had two loans identified as TDRs totaling $151,000. At December 31, 2022, the two TDRs were performing in compliance with their restructured terms and on accrual status. There were no modifications to loans classified as TDRs during the three months ended March 31, 2022. No additional loan commitments were outstanding to these borrowers at December 31, 2022.

The following table details the Company’s TDRs that are on accrual status and non-accrual status at December 31, 2022:

	As of December 31, 2022
(Dollars in thousands)	Number Of Loans	Accrual Status	Non-Accrual Status	Total TDRs
Commercial real estate	1	$113	$—	$113
Commercial business	1	38	—	38

Total	2	$151	$—	$151

Modified Loans to Troubled Borrower

On January 1, 2023, adopted ASU 2022-02 which eliminated the accounting guidance for TDRs by creditors. Specifically, rather than applying TDR recognition and measurement guidance, creditors will determine whether a modification results in a new loan or continuation of existing loan. A loan is now considered restructured if the borrower is experiencing financial difficulties and the loan has been modified. The ASU defines types of modifications as principal forgiveness, interest rate reduction, other than insignificant payment delays, or a term extension. Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, the Company prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans as of March 31, 2023 exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures. At March 31, 2023, the Company did not have restructured loans to borrowers experiencing financial difficulty.

The carrying amount of a residential mortgage loan in the process of foreclosure was $72,000 and $76,000 at March 31, 2023 and December 31, 2022, respectively. The residential loan was collateralized by a one-to-four family property.

5. MORTGAGE SERVICING RIGHTS

During 2020, the Company began selling residential mortgage loans to a third party, while retaining the rights to service the loans. As of March 31, 2023, the book value of the mortgage servicing rights (“MSRs”) associated with the loan sales totaled $208,000. These retained servicing rights were recorded as a servicing asset and were initially recorded at fair value and changes to the balance of mortgage servicing rights are recorded in non-interest income on loans in the Company’s consolidated statements of income. Servicing income, which includes late and ancillary fees, was $15,000 for the three months ended March 31, 2023 compared to $212,000 for the three months ended March 31, 2022.

For the three ended March 31, 2023 and 2022, the change in the carrying value of the Company’s MSRs accounted for under the amortization method was as follows:

	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Balance at Beginning of Period	$202	$3,382
Servicing Rights retained from loans sold	25	135
Amortization and other	(19)	(172)
Mortgage servicing rights sold	—	(3,190)
Valuation Allowance Provision	—	—

Balance at End of Period	$208	$155

Fair value, End of Period	$248	$195

The key data and assumptions used in estimating the fair value of the Company’s MSRs as of March 31, 2023 and December 31, 2022 were as follows:

	March 31, 2023	December 31, 2022
Long run Constant Prepayment Rate	4.99%	4.99%
Weighted-Average Life (in years)	28.1	28.1
Weighted-Average Note Rate	4.259%	4.259%
Weighted-Average Discount Rate	9.50%	9.50%

6. DERIVATIVES AND RISK MANAGEMENT ACTIVITIES

The Company did not have any derivative instruments designated as hedging instruments or subject to master netting and collateral agreements as of March 31, 2023, and December 31, 2022. The following tables summarize the amounts recorded in the Company’s consolidated statements of financial condition for derivatives not designated as hedging instruments as of March 31, 2023, and December 31, 2022 (in thousands):

March 31, 2023
Asset Derivatives
	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Mortgage banking derivatives	$451	$28,197
Forward loan sales commitments	Mortgage banking derivatives	—	—
To Be Announced securities (“TBAs”)	Mortgage banking derivatives	—	—

Liability Derivatives

	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other liabilities	$—	$—
Forward loan sales commitments	Other liabilities	10	750
TBA securities	Other liabilities	—	—

December 31, 2022
Asset Derivatives
	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Mortgage banking derivatives	$612	$38,675
Forward loan sales commitments	Mortgage banking derivatives	—	—
TBA securities	Mortgage banking derivatives	—	—

Liability Derivatives

	Balance Sheet Presentation	Fair Value	Notional Amount
Interest rate lock commitments	Other liabilities	$—	$—
Forward loan sales commitments	Other liabilities	2	1,130
TBA securities	Other liabilities	—	—

The following table summarizes the amounts recorded in the Company’s consolidated statements of income for derivative instruments not designated as hedging instruments for the three months ended March 31, 2023 (in thousands):

		Gain/(Loss)
	Consolidated Statements of Income	Three Months Ended
	Presentation	March 31, 2023	March 31, 2022
Interest rate lock commitments	Loss from derivative instruments	$(161)	$(385)
Forward loan sales commitments	Loss from derivative instruments	(8)	(27)
TBA securities	Gain from derivative instruments	—	360

	Total loss from derivative instruments	$(169)	$(52)

7. FAIR VALUE PRESENTATION

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is determined at a reasonable point within the range that is most representative of fair value under current market conditions. Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective period-ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each period-end.

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

The following tables provide the fair value for assets required to be measured and reported at fair value on a recurring basis as of March 31, 2023, and December 31, 2022:

	March 31, 2023
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Investment securities available-for-sale:
U.S. Governmental securities	$—	$2,908	$—	$2,908
U.S. Treasury securities	38,854	—	—	38,854
Corporate notes	—	11,225	—	11,225
Collateralized mortgage obligations - agency residential	—	1,635	—	1,635
Mortgage-backed securities - agency residential	—	486	—	486
Bank CDs	—	249	—	249
Loans held for sale	—	3,091	—	3,091
Interest rate lock commitments	—	—	451	451
Forward loan sales commitments	—	—	—	—
TBA securities	—	—	—	—

	$38,854	$19,594	$451	$58,899

	December 31, 2022
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Investment securities available-for-sale:
U.S. Governmental securities	$—	$2,887	$—	$2,887
U.S Treasury securities	38,556	—	—	38,556
Corporate notes	—	11,782	—	11,782
Collateralized mortgage obligations - agency residential	—	1,681	—	1,681
Mortgage-backed securities - agency residential	—	511	—	511
Bank CDs	—	247	—	247
Loans held for sale	—	15,239	—	15,239
Interest rate lock commitments	—	—	612	612
Forward loan sales commitments	—	—	—	—
TBA securities	—	—	—	—

	$38,556	$32,347	$612	$71,515

The following tables provide the fair value for liabilities required to be measured and reported at fair value on a recurring basis as of March 31, 2023, and December 31, 2022:

	March 31, 2023
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Interest rate lock commitments	$—	$—	$—	$—
Forward loan sales commitments	—	10	—	10
TBA securities	—	—	—	—

	$—	$10	$—	$10

	December 31, 2022
(Dollars in thousands)	Level 1	Level 2	Level 3	Total
Interest rate lock commitments	$—	$—	$—	$—
Forward loan sales commitments	—	2	—	2
TBA securities	—	—	—	—

	$—	$2	$—	$2

The following tables represent the change in the assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the three months ended March 31, 2023 and 2022, respectively:

(Dollars in thousands)	Corporate notes	IRLC- Asset	IRLC- Liability
Beginning Balance: January 1, 2023	$—	$612	$—
Total unrealized losses:
Included in other comprehensive loss	—	—	—
Total losses included in earnings and held at reporting date	—	(161)	—
Purchases, sales and settlements	—	—	—
Transfers in and/or out of Level 3	—	—	—

Ending Balance: March 31, 2023	$—	$451	$—

Change in unrealized gains (losses) for the period included in earnings (or changes in net assets) for assets held as of March 31, 2023	$—	$—	$—
Change in unrealized loss for the period included other comprehensive loss for assets held as of March 31, 2023	$—	$(161)	$—

(Dollars in thousands)	Corporate notes	IRLC- Asset	IRLC- Liability
Beginning Balance: January 1, 2022	$3,042	$1,382	$(36)
Total unrealized losses:
Included in other comprehensive loss	(91)	—	—
Total (losses) or gains included in earnings and held at reporting date	—	(412)	27
Purchases, sales and settlements	—	—	—
Transfers in and/or out of Level 3	—	—	—

Ending Balance: March 31, 2022	$2,951	$970	$(9)

Change in unrealized (losses) gains for the period included in earnings (or changes in net assets) for assets held as of March 31, 2022	$—	$(412)	$27
Change in unrealized loss for the period included other comprehensive loss for assets held as of March 31, 2022	$(91)	$—	$—

At March 31, 2023, and December 31, 2022, the Company had classified $451,000 and $612,000 of net derivative assets and liabilities related to IRLC as Level 3. The fair value of IRLCs is based on prices obtained for loans with similar characteristics from third parties, adjusted by the pull-through rate, which represents the Company’s best estimate of the probability that a committed loan will fund. The weighted average pull-through rates applied ranged from 73.30% to 98.00% at March 31, 2023.

Significant unobservable inputs for assets and liabilities measured at fair value on a recurring basis at March 31, 2023, and December 31, 2022:

	Quantitative Information about Level 3 Fair Value Measurements at March 31, 2023
(Dollars in thousands)	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average
Measured at Fair Value on a Recurring Basis:
Net derivative asset and liability:
IRLC	$451	Discounted cash flows	Pull-through rates	73.30%-98.00%	85.80%

	Quantitative Information about Level 3 Fair Value Measurements at December 31, 2022
(Dollars in thousands)	Fair Value	Valuation Technique	Significant Unobservable Input	Range	Weighted Average
Measured at Fair Value on a Recurring Basis:
Net derivative asset and liability:
IRLC	$612	Discounted cash flows	Pull-through rates	69.56%-99.29%	91.93%

There were no assets measured at fair value on a nonrecurring basis at March 31, 2023 and December 31, 2022.

The following tables provide the carrying amount for each class of assets and liabilities and the fair value for certain financial instruments that are not required to be measured or reported at fair value on the Consolidated Statements of Financial Condition as of March 31, 2023 and December 31, 2022:

March 31, 2023	Carrying	Estimated	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$21,187	$21,187	$21,187	$—	$—
Investments securities, held-to-maturity	29,580	27,750	—	26,837	913
Equity securities	500	500	—	—	500
Loans receivable, net	487,002	479,274	—	—	479,274
Bank-owned life insurance	10,329	10,329	10,329	—	—
Restricted investment in bank stock	2,363	2,363	2,363	—	—
Accrued interest receivable	2,643	2,643	2,643	—	—
Mortgage servicing rights	208	248	—	—	248
Liabilities:

Deposits	$522,142	$52,132	$445,122	$76,010	$—
Advances from the FHLB	36,633	34,315	—	34,315	—
Subordinated debt	9,997	7,789	—	—	7,789
Advances from borrowers for taxes and insurance	361	361	361	—	—
Accrued interest payable	420	420	420	—	—

Off-balance sheet:
Commitment to extend credit	$—	$—	$—	$—	$—

December 31, 2022	Carrying	Estimated	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$16,280	$16,280	$16,280	$—	$—
Investment securities, held-to-maturity	29,771	27,663		26,761	902
Equity securities	500	500	—	—	500
Loans receivable, net	468,955	458,166	—	—	458,166
Bank-owned life insurance	10,263	10,263	10,263	—	—
Restricted investment in bank stock	2,052	2,052	2,052	—	—
Accrued interest receivable	2,473	2,473	2,473	—	—
Mortgage servicing rights	202	241	—	—	241
Liabilities:
Deposits	$525,238	$523,920	$458,221	$65,699	$—
Advances from the FHLB	26,593	24,236	—	24,236	—
Subordinated debt	9,997	8,594	—	—	8,594
Advances from borrowers for taxes and insurance	503	503	503	—	—
Accrued interest payable	285	285	285	—	—

Off-balance sheet:
Commitment to extend credit	$—	$—	$—	$—	$—

8. CHANGES IN AND RECLASSIFICATIONS OUT OF ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME

The following tables present the changes in the balances of each component of accumulated other comprehensive (loss) income (“AOCI”) for the three months ended March 31, 2023 and March 31, 2022. All amounts are presented net of tax (1).

Net unrealized holding gains on securities (1):

	For the three months ended March 31, 2023
(Dollars in thousands)	Net Unrealized Gains and Losses on available-for-sales securities	Net Unrealized Gains and Losses on held-to-maturity securities	Total Net Unrealized Gains and Losses
Balance at beginning period	$(3,781)	$515	$(3,266)
Unrealized holding losses on available-for-sale securities before reclassification	215	—	215
Accretion of discount on securities transferred to held-to-maturity	—	149	149
Amount reclassified for investment securities gains included in net income	—	—	—

Net current-period other comprehensive income	215	149	364

Balance at ending period	$(3,566)	$664	$(2,902)

For the three months ended March 31, 2022
(Dollars in thousands)
Balance at beginning period	$(148)
Unrealized holding losses on available-for-sale securities before reclassification	(1,794)
Amount reclassified for investment securities gains included in net income	—

Net current-period other comprehensive loss	(1,794)

Balance at ending period	$(1,942)

(1)	All amounts are net of tax. Related tax expense or benefit is calculated using an income tax rate of approximately 29.5% and 29.5% for the three months ended March 31, 2023 and 2022, respectively.

There were no amounts reclassified for investment securities gains included in net income out for the three months ended March 31, 2023, and March 31, 2022.

9. EARNINGS PER SHARE

Earnings per share (“EPS”) consist of two separate components: basic EPS and diluted EPS. Basic EPS is computed by dividing net income by the weighted average number of common shares outstanding for each period presented. The diluted EPS calculation reflects the EPS if all outstanding instruments convertible to common stock were exercised. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. At March 31, 2023, there were 227,300 stock options outstanding of which 114,240 of the stock options were vested and exercisable at March 31, 2023. At March 31, 2023, there 108,040 restricted stock shares outstanding of which 53,960 restricted stock shares were vested and exercisable at March 31, 2023. Of the 227,300 stock options outstanding, 202,300 stock options outstanding were included in the computation of diluted net income per share for the three months ended March 31, 2023 as their effect was not anti-dilutive. The 108,040 restricted stock shares outstanding were included in the computation of diluted net income per share for the three months ended March 31, 2023 as their effect was not anti-dilutive. At March 31, 2022, there were 209,600 stock options outstanding of which 87,520 of the stock options were vested and exercisable at March 31, 2022. At March 31, 2022, there 87,000 restricted stock shares outstanding of which 36,880 restricted stock shares were vested and exercisable at March 31, 2022. The 209,600 stock options outstanding and 50,120 restricted stock shares outstanding were included in the computation of diluted net income per share for the three months ended March 31, 2022 as their effect was not anti-dilutive.

The calculation of basic and diluted EPS for the three months ended March 31, 2023, and 2022 is as follows:

	For the Three Months Ended March 31,
	2023	2022
Net income	$608,000	$601,000
Weighted average number of shares issued	2,357,714	2,272,858
Less weighted average number of treasury shares	(119,006)	(105,365)
Less weighted average number of unearned ESOP shares	(128,751)	(129,502)
Less weighted average number of unvested restricted stock awards	(110,820)	(50,400)

Basic weighted average shares outstanding	1,999,137	1,987,591
Add dilutive effect of stock options	97,778	52,158
Add dilutive effect of restricted stock awards	48,782	19,752

Diluted weighted average shares outstanding	2,145,697	2,059,501

Net income per share:
Basic	$0.30	$0.30
Diluted	$0.28	$0.29

10. EMPLOYEE BENFITS

Equity Incentive Plan

The Company’s shareholders approved the HV Bancorp, Inc. 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”) at a Special Meeting of shareholders on June 13, 2018. An aggregate of 305,497 shares of authorized but unissued common stock of the Company was reserved for future grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units under the 2018 Equity Incentive Plan. Of the 305,497 authorized shares, the maximum number of shares of the Company’s common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock options is 218,212 shares, and the maximum number of shares of the Company’s common stock that may be issued as restricted stock awards or restricted stock units is 87,285 shares.

The product of the number of shares granted and the grant date market price of the Company’s common stock determine the fair value of restricted stock under the Company’s 2018 Equity Incentive plan. Management recognizes compensation expense for the fair value of restricted stock on a straight-line basis over the requisite service period for the entire award. As of March 31, 2023, there were 3,997 shares available for future awards under this plan, which includes 3,712 shares available for incentive and non-qualified stock options and 285 shares available for restricted stock awards. The restricted shares and stock options vest over a seven year period.

The Company’s shareholders approved the HV Bancorp, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) at the Annual Meeting of shareholders on May 19, 2021. The 2021 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 175,000 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. As of March 31, 2023, there were 100,000 grants issued under the 2021 Equity Incentive Plan with 75,000 shares available for future awards under this plan. During June 2022, 80,000 shares of restricted stock awards were granted of which vest over a seven year period. Management recognizes compensation expense for the fair value of restricted stock on a straight-line basis over the requisite service period for the entire award. In addition, during June 2022, 35,000 shares of stock options were granted which vest 20% per year over a five year period. As of March 31, 2023, 5,000 employee restricted shares and 10,000 employee incentive stock options were forfeited.

Stock option expense was $16,000 and $14,000 for the three months ended March 31, 2023 and 2022, respectively. At March 31, 2023, total unrecognized compensation cost related to stock options was $359,000.

A summary of the Company’s stock option activity and related information for the three months ended March 31, 2023, and March 31, 2022 was as follows:

	March 31, 2023				March 31, 2022
	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)	Average Intrinsic Value	Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)	Average Intrinsic Value
Outstanding, Jan 1	237,300	$15.67	6.2	$3,030,321	211,000	$14.92	6.6	$1,451,680
Granted	—	—	—	—	—	—	—	—
Exercised	—	—	—	—	(1,400)	14.80	—	—
Forfeited	(10,000)	20.11	—	—	—	—	—	—

Outstanding, March 31	227,300	$15.47	5.8	$3,301,216	209,600	$14.92	6.4	$1,473,488

Exercisable, March 31	114,240	$14.85	5.3	$1,730,736	87,520	$14.90	6.3	$617,016

Restricted stock expense was $92,000 and $45,000 for the three months ended March 31, 2023 and 2022, respectively. At March 31, 2023, the expected future compensation expense relating to non-vested restricted stock outstanding was $1.7 million.

A summary of the Company’s restricted stock activity and related information for the three months ended March 31, 2023, and March 31, 2022 was as follows:

	March 31, 2023		March 31, 2022
	Number of Shares	Weighted- Average Grant Date Fair Value	Number of Shares	Weighted- Average Grant Date Fair Value
Non-vested, Jan 1	113,600	$18.58	50,680	$14.98
Vested	(560)	15.21	(560)	15.21
Granted	—	—	—	—
Forfeited	(5,000)	20.11	—	—

Non-vested at March 31	108,040	$18.52	50,120	$14.98

11. RELATED PARTY TRANSACTIONS

In November 2017, the Company engaged a third party to provide services for certain customers with large deposit balances, by offering both a competitive rate of return and FDIC insurance. Related party balances in this program totaled $13.0 million at March 31, 2023, for which the Company received $1,600 in fees for customer services for the three ended March 31, 2023 compared to no fees received for the three months ended March 31, 2022, respectively.

12. REVENUE RECOGNITION

The Company adopted ASU No. 2014-09 “Revenue from Contracts with Customers” (Topic 606) and all subsequent ASUs that modified Topic 606. The following is a discussion of key revenues of fees for customer services that are within the scope of the revenue guidance:

•

Fee income – Fee income primarily of revenue earned through cash management fees for Business Banking customers as well as fees received for placing customer deposits in a deposit placement network such that amounts are under the standard FDIC insurance maximum of $250,000 making the deposits eligible for FDIC insurance. The Company acts as an intermediary between the customer and the deposit placement network. The Company’s performance obligation is generally satisfied upon placement of the customer’s deposit in deposit placement network.

•

Insufficient fund fees and other service charges– Revenue from service charges on deposit accounts is earned through cash management, wire transfer, and other deposit-related services; as well as overdraft, non-sufficient funds, account management and other deposit-related fees. Revenue is recognized for these services either over time, corresponding with deposit accounts’ monthly cycle, or at a point in time for transactional related services and fees. These revenues are included in insufficient funds fees and other service charges in the table below.

•

ATM interchange and fee income – ATM fees are primarily generated when a Company cardholder uses a non-Company ATM or a non-Company cardholder used a Company’s ATM. The Company’s performance obligation for ATM fee income are largely satisfied, and related revenue recognized, when the services are rendered or upon completion.

The following table presents non-interest income for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
(Dollars in thousands)	2023	2022
Non-Interest Income
In-scope of Topic 606:
Fee income	$106	$132
Insufficient fund fees	24	22
Other service charges	72	44
ATM interchange fee income	5	4
Other income	3	3

Total Non-Interest Income (in-scope of Topic 606)	$210	$205

Out-of-scope of Topic 606:
Increase in cash surrender value of bank-owned life insurance	$66	$36
Gain on sale of loans, net	958	2,357
Loss from derivative instruments	(169)	(52)
Gain on sale of mortgage servicing rights, net	—	1,029
Change in fair value for loans held-for-sale	(239)	(720)
Other	409	288

Total Non-Interest Income (out-scope of Topic 606)	1,025	2,938
Total Non-Interest Income (in-scope of Topic 606)	210	205

Total Noninterest Income	$1,235	$3,143

13. Leases

The majority of the Company’s leases are comprised of operating leases for real estate property for branches and office spaces with terms extending through 2039. The operating lease agreements are recognized on the consolidated statements of financial condition as a right-of-use (“ROU”) asset and a corresponding lease liability. The Company elected not to include short-term leases with initial terms of twelve months or less on the Consolidated Statements of Financial Condition.

The following table represents the classification of the Company’s ROU assets and lease liabilities in the Consolidated Statements of Financial Condition:

		March 31, 2023	December 31, 2022
Lease Right-of-Use Assets	Classification
Operating lease right-of-use assets	Operating lease right-of-use assets	$7,632	$7,841

Total Lease Right-of-Use Assets		$7,632	$7,841

		March 31, 2023	December 31, 2022
Lease Liabilities	Classification
Operating lease liabilities	Operating lease liabilities	$8,028	$8,234

Total Lease Liabilities		$8,028	$8,234

The Company’s lease agreements frequently include one or more options to renew at the Company’s discretion. If at the beginning of the lease, the Company is reasonably certain that the renewal option will be exercised, the Company will include the extended term in the calculation of the ROU asset and lease liability. For the discount rate, Topic 842 requires the use of the rate implicit in the lease whenever this rate is readily determinable. If the rate is not readily determinable in the lease, the Company used its incremental borrowing rate at lease inception, on a collateralized basis, over a similar term.

	March 31, 2023	December 31, 2022
Weighted-average remaining lease term
Operating leases	9.9 years	10.1 years
Weighted-average discount rate
Operating leases	2.05%	2.05%

The components of the lease expense are as follows:

	For the three months ended	For the three months ended March 31,
(dollars in thousands)	March 31, 2023	2022
Operating lease cost	$209	$205
Short-term lease cost	17	5

Total	$226	$210

Future minimum payments for operating leases as of March 31, 2023 were as follows:

(dollars in thousands)	March 31, 2023
Twelve Months Ended:
Within one year	$986
After one but within two years	974
After two but within three years	940
After three but within four years	953
After four but within five years	963
After five years	4,114

Total Future Minimum Lease Payments	8,930
Amounts Representing Interest	(902)

Present Value of Net Future Minimum Lease Payments	$8,028

14. Segment Reporting

The Company has identified four reportable segments: retail banking; mortgage banking; business banking and the bank holding company. Revenue from the retail banking activities consists primarily of interest earned on investment securities and loans and service charges on deposit accounts. Revenue from the mortgage banking and business banking activities are comprised of interest earned on loans and fees received as a result of the mortgage loan origination process. The Mortgage Banking Segment originates residential mortgage loans which are sold into the secondary market along with the loans’ servicing rights. Revenue from bank holding company activities is mainly comprised of interest earned on investment securities and intercompany income.

The following tables presents summary financial information for the reportable segments (in thousands):

	For the three months ended March 31, 2023
	Retail Banking	Mortgage Banking	Business Banking	Holding Company	Intercompany Eliminations	Consolidated
Total Interest Income	$2,259	$187	$5,625	$5	$(5)	$8,071
Total Interest Expense	876	16	1,729	113	(5)	2,729

Net Interest Income	1,383	171	3,896	(108)	—	5,342

Provision (credit) for Credit Losses	(25)	—	50	—	—	25

Net interest income after provision (credit) for credit losses	1,408	171	3,846	(108)	—	5,317

Total non-interest income	185	550	513	—	(13)	1,235

Non-interest Expense:
Salaries and employee benefits	1,263	909	1,490	—	—	3,662
Other expenses	1,171	489	294	83	(13)	2,024

Total non-interest expenses	2,434	1,398	1,784	83	(13)	5,686

Income (loss) before income taxes	(841)	(677)	2,575	(191)	—	866
Income tax expense (benefit)	(237)	(190)	725	(40)	—	258

Net income (loss)	$(604)	$(487)	$1,850	$(151)	$—	$608

Total assets as of March 31, 2023	$296,212	$3,750	$324,806	$53,529	$(52,762)	$625,535

	For the three months ended March 31, 2022
	Retail Banking	Mortgage Banking	Business Banking	Holding Company	Intercompany Eliminations	Consolidated
Total Interest Income	$1,295	$178	$2,676	$40	$(20)	$4,169
Total Interest Expense	152	17	256	113	(4)	534

Net Interest Income	1,143	161	2,420	(73)	(16)	3,635

Provision (credit) for Credit Losses	17	—	96	—	—	113

Net interest income after provision (credit) for credit losses	1,126	161	2,324	(73)	(16)	3,522

Total non-interest income	331	2,673	152	—	(13)	3,143

Non-interest Expense:
Salaries and employee benefits	1,367	1,276	1,114	—	(16)	3,741
Other expenses	1,024	763	349	70	(13)	2,193

Total non-interest expenses	2,391	2,039	1,463	70	(29)	5,934

Income (loss) before income taxes	(934)	795	1,013	(143)	—	731
Income tax expense (benefit)	(171)	146	185	(30)	—	130

Net income (loss)	$(763)	$649	$828	$(113)	$—	$601

Total assets as of March 31, 2022	$335,966	$14,889	$205,068	$51,498	$(50,895)	$556,526